Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

The Board of Directors
State Bank Financial Corporation
Atlanta, GA

We consent to the incorporation by reference in the registration statement (No. 333-176049) on Form S-8 of State Bank Financial Corporation of our reports dated March 14, 2014, with respect to the consolidated financial statements of State Bank Financial Corporation and Subsidiary and the effectiveness of internal control over financial reporting, which reports appear in State Bank Financial Corporation’s 2013 Annual Report on Form 10-K.

/s/ DIXON HUGHES GOODMAN LLP

Atlanta, Georgia
March 14, 2014